SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                           Amendment No. 1
                                 to
                              Form S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       EASTMAN KODAK COMPANY
           (Exact name of registrant as specified in its charter)

    New Jersey                                    16-0417150
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)                Identification No.)

    343 STATE STREET, ROCHESTER, NEW YORK          14650
   (Address of principal executive offices)       (Zip code)

                         WAGE DIVIDEND PLAN
                      (Full title of the plan)

                      JOYCE P. HAAG, Secretary
                       Eastman Kodak Company
                         343 State Street
                     Rochester, New York 14650
                         (716) 724-4368
       (Name, address, and telephone number of agent for service)


By way of this Amendment No. 1 to the Registration Statement, registrant is post-effectively amending Form S-8 filed March 14, 1997, Registration Statement No. 333-23371, which is incorporated by reference, to deregister 3,000,000 of the 4,000,000 shares that were registered via Registration Statement No. 333-23371.

Simultaneously with the filing of this Amendment No. 1 to the Registration Statement, the registrant is also filing a Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus
Long-Term Compensation Plan and a Registration Statement on Form S-8 for the Kodak Stock Option Plan.

Pursuant to the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, registrant will carry forward the 3,000,000 shares being deregistered under this Amendment 1 to the Registration Statement on Form S-8 for the Wage Dividend Plan, and register an additional 1,000,000 shares. Thus, upon filing of the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, an additional 4,000,000 shares in total may be granted under, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

Of the $82,536 filing fee previously paid by registrant for the 3,000,000 shares being deregistered under this Amendment 1 to the Registration Statement on Form S-8 for the Wage Dividend Plan, $79,686.88 will be applied to the filing fee due as a result of registering the 4,000,000 shares under the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

The balance of the $82,536 filing fee, i.e., $2,849.12, will be applied to the filing fee due as a result of registering 10,000,000 shares under the Registration Statement on Form S-8 for the Kodak
Stock Option Plan

This Amendment No. 1 to the Registration Statement will automatically become effective upon filing with the Securities and Exchange
Commission.

Once this Amendment No. 1 to the Registration Statement is effective, 1,000,000 shares will remain registered under the Wage Dividend Plan by way of Form S-8 filed March 14, 1997, Registration Statement No. 333-23371.

PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


The following information previously filed by Eastman Kodak Company ("Kodak") with the Securities and Exchange Commission (the
"Commission") is incorporated herein by reference:

Kodak's Form 10-K Annual Report for the year ended December 31, 1997.

Kodak's Form 10-Q Quarterly Report for the quarter ended March 31,
1998.

All documents filed by Kodak with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Description Of Kodak Common Stock

The following is a brief description of Kodak Common Stock.

Dividend Rights

Each share of Kodak Common Stock ranks equally with all other shares of Kodak Common Stock with respect to dividends. Dividends may be declared by the Board of Directors and paid by Kodak at such times as the Board of Directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.

Voting Rights

Each holder of Kodak Common Stock is entitled to one vote per share of such stock held. Kodak Common Stock does not have cumulative voting rights. Holders of Kodak Common Stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes, each such class, as nearly as possible, having the same number of directors. At each annual meeting of the shareholders, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting of the shareholders.

Liquidation Rights

Holders of Kodak Common Stock are entitled on liquidation to receive all assets which remain after payment to creditors and holders of preferred stock.

Preemptive Rights

Holders of Kodak Common Stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak with respect to Kodak Common Stock.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify its directors, officers, and employees against expenses or liabilities in connection with any proceeding involving such persons by reason of their being such directors, officers, or employees. Article 6 of Kodak's Restated Certificate of Incorporation and Article 8, Section 2 of Kodak's by-laws provides for indemnification, to the full extent permitted by law, of Kodak's directors, officers, and employees. In addition, Kodak maintains directors and officers liability insurance protecting its directors and officers against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.  EXHIBITS

Exhibit
Number         Exhibit

3(A)           Certificate of Incorporation

3(B)           By-laws

4              Wage Dividend Plan

23A            Consent of Price Waterhouse LLP, independent
accountants


Item 9.  UNDERTAKINGS

Updating Information

(a)   The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification of Certain Persons

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 25th day of June, 1998.


EASTMAN KODAK COMPANY



      /s/ George M.C. Fisher
By:   George M.C. Fisher,
Chairman of the Board and Chief Executive Officer

      /s/ Harry L. Kavetas
By:   Harry L. Kavetas,
      Chief Financial Officer and Executive Vice President (Principal Financial Officer)

      /s/ Jesse J. Greene, Jr.
By:   Jesse J. Greene, Jr.,
Treasurer, Vice President, Finance and Acting Controller
(Principal Accounting Officer)


POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Gary P. Van Graafeiland and Joyce P. Haag, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.

Name, Title:


Richard S. Braddock, Director       /s/ Richard S. Braddock

Daniel A. Carp, Director            /s/ Daniel A. Carp

Martha Layne Collins, Director      /s/ Martha Layne Collins

Alice F. Emerson, Director          /s/ Alice F. Emerson

George M.C. Fisher, Director        /s/ George M.C. Fisher

Paul E. Gray, Director              /s/ Paul E. Gray

Durk I. Jager, Director             /s/ Durk I. Jager

Harry L. Kavetas, Director          /s/ Harry L. Kavetas

Paul H. O'Neill, Director           /s/ Paul H. O'Neill

John J. Phelan, Jr., Director       /s/ John J. Phelan, Jr.

Laura D'Andrea Tyson, Director      /s/ Laura D'Andrea Tyson

Richard A. Zimmerman, Director      /s/ Richard A. Zimmerman


EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
WAGE DIVIDEND PLAN


INDEX TO EXHIBITS


Exhibit
Number          Exhibit                 Location
-----  ----------------------------    ------------------------------

3(A)   Certificate of Incorporation    Incorporated by reference to
                                       Annual Report on Form 10-K for
                                       the fiscal year ended December
                                       25, 1988, Exhibit 3

3(B)   By-laws                         Incorporated by reference to
                                       Annual Report on Form 10-K for
                                       the fiscal year ended December
                                       31, 1997, Exhibit 3

4      Wage Dividend Plan              Incorporated by reference to
                                       Form S-8 filed March 14, 1997,
                                       Registration Statement No.
                                       333-23371
23(A)  Consent of Price Waterhouse LLP,
       independent accountants*


* Included as part of the electronic submission of this Registration
  Statement

EXHIBIT 23A




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 1998, appearing on page 20 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 1997.



Price Waterhouse LLP
Rochester, New York
June 25, 1998




June 25, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Eastman Kodak Company Registration Statement on Form S-8
Relating to Securities to be Issued Under the Wage Dividend
Plan


Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission Eastman Kodak Company's Amendment No. 1 to the Registration Statement on Form S-8 for the Wage Dividend Plan. The purpose of this Amendment No. 1 to the Registration Statement is to deregister 3,000,000 shares. Accordingly, no filing fee is due as a result of this Amendment No. 1 to the Registration Statement.

Simultaneously with the filing of this Amendment No. 1 to the Registration Statement, the registrant is also filing a Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus
Long-Term Compensation Plan and a Registration Statement on Form S-8 for the Kodak Stock Option Plan.

Pursuant to the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, registrant will carry forward the 3,000,000 shares being deregistered under this Amendment 1 to the Registration Statement on Form S-8 for the Wage Dividend Plan, and register an additional 1,000,000 shares. Thus, upon filing of the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan, an additional 4,000,000 shares in total may be granted under, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

Of the $82,536 filing fee previously paid by registrant for the 3,000,000 shares being deregistered under this Amendment 1 to the Registration Statement on Form S-8 for the Wage Dividend Plan, $79,686.88 will be applied to the filing fee due as a result of registering the 4,000,000 shares under the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

The balance of the $82,536 filing fee, i.e., $2,849.12, will be applied to the filing fee due as a result of registering 10,000,000 shares under the Registration Statement on Form S-8 for the Kodak
Stock Option Plan

Please call the undersigned at 716-724-4368 if you have any questions.

Very truly yours,


EASTMAN KODAK COMPANY

/s/ Joyce P. Haag

Joyce P. Haag
Secretary

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